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                                                                    EXHIBIT 11.1

                              WORLD AIRWAYS, INC.
                CALCULATION OF EARNINGS (LOSS) PER COMMON SHARE
                        FOR THE YEARS ENDED DECEMBER 31,
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                                                    1996          1995          1994
                                                 -----------   -----------   ----------
Continuing earnings (loss) applicable
  to common stock                                $    18,353   $    14,146   $   (9,001)

Discontinued loss applicable to common
  stock, net of tax benefit                          (32,375)       (5,250)          --
                                                 -----------   -----------   ----------

Net earnings (loss) applicable to
  common stock                                   $   (14,022)  $     8,896   $   (9,001)
                                                 ===========   ===========   ==========

Weighted average common shares outstanding        11,805,699    10,476,776    9,812,337

Weighted average options and warrants treated
  as common stock equivalents                            249        95,065      126,390
                                                 -----------   -----------   ----------

Primary and fully diluted number of shares        11,805,948    10,571,841    9,938,727
                                                 ===========   ===========   ==========

Primary and fully diluted net earnings (loss)
  per share of common stock from:
  Continuing operations                          $      1.55   $      1.34   $    (0.91)
  Discontinued operations                              (2.74)        (0.50)          --
                                                 -----------   -----------   ----------
  Net earnings                                   $     (1.19)  $      0.84   $    (0.91)
                                                 ===========   ===========   ==========

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